Exhibit 10.1

CREDIT AGREEMENT FIRST AMENDMENT

Dated as of September 12, 2013

To the Lenders parties to the Credit Agreement
and the Administrative Agent and Issuing Lender referred to below

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 6, 2013 (the “Credit Agreement”), among XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability, as the Company, the institutions from time to time parties thereto as Lenders and Citicorp USA, Inc., as Administrative Agent and as Issuing Lender. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

The Company hereby requests that the Credit Agreement be amended as provided below.

Section 1. Credit Agreement Amendment. The parties agree that, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 2 below and on and as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended by deleting Schedule I and substituting therefor Schedule I attached hereto.

Section 2. Conditions to Effectiveness. Section 1 of this amendment (this “First Amendment”) shall be effective as of September 12, 2013 (the “First Amendment Effective Date”) when and if:

(i)    the Company, the Issuing Lender and each Lender increasing its Commitment shall have executed and delivered to the Administrative Agent executed counterparts of this First Amendment;

(ii)    the Administrative Agent shall have received one or more counterparts of the Fee Letter Amendment No. 1, dated as of September 12, 2013 (the “Fee Letter Amendment No. 1”), which amends the Fee Letter, duly executed by the Company and Citicorp USA, Inc.;

(iii)    the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, if applicable, of the Company, the authorization of this First Amendment and the Fee Letter Amendment No. 1 and any other legal matters relating to the Company, this First Amendment or the Fee Letter Amendment No. 1, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(iv)    the Administrative Agent shall have received a certificate of XL Group plc with respect to the filings of XL Group plc with the Securities and Exchange Commission in substantially the form delivered on the Effective Date; and

(v)    the representations and warranties of the Company set forth in Section 3 below shall be true and correct on and as of the First Amendment Effective Date as though made on and as of such date and at the time of and both before and immediately after giving effect to the First Amendment no Default shall have occurred and be continuing.

Section 3. Representations and Warranties. The Company represents and warrants that (i) the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby (with each reference therein to “this Agreement”, “hereunder”, any Credit Document and words of like import referring to the Credit Agreement or the Fee Letter being deemed to be a reference to this First Amendment, the Credit Agreement, as amended hereby, and the Fee Letter, as amended by the Fee Letter Amendment No. 1), are true and correct in all material respects on and as of the date hereof as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (ii) no event has occurred and is continuing, or would result from the execution and delivery of this First Amendment or the Fee Letter Amendment No. 1, that constitutes a Default.

Section 4. Effect on the Credit Documents. The execution, delivery and effectiveness of this First Amendment and the Fee Letter Amendment No. 1 shall not operate as a waiver of any right, power or remedy of the Issuing Lender, any Lender or the Administrative Agent under any Credit Document, or constitute a waiver of any provision of any Credit Document. Except as expressly amended above and pursuant to the Fee Letter Amendment No. 1, each Credit Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This First Amendment shall be binding on the parties hereto and their respective successors and permitted assigns under the Credit Agreement.

Section 5. Costs, Expenses and Taxes. The Company agrees to pay promptly all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this First Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto in an amount, and all reasonable costs and expenses (including, without limitation, reasonable out-of-pocket counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this First Amendment.

Section 6. Miscellaneous. This First Amendment shall constitute a Credit Document and shall be subject to the provisions of Article X of the Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.

If you consent and agree to the foregoing, please evidence such consent and agreement by (i) executing and returning a counterpart to this First Amendment by facsimile or e-mail to William Westbrook (fax no. 404-572-5128 / e-mail: wwestbrook@kslaw.com) and (ii) promptly thereafter executing and returning three original counterparts to this First Amendment by overnight mail to King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, GA, 30309, Attention: William Westbrook.

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Very truly yours,

XLIT LTD.,
as Company

By /s/ Simon Rich
Name: Simon RIch
Title: Director

XLIT - Credit Agreement First Amendment

The undersigned hereby consent
and agree to the foregoing:

CITICORP USA, INC.,
as Issuing Lender

By /s/ Charles Plambeck
Name: Charles Plambeck
Title: Vice President

CITIBANK, N.A.
as Lender

By /s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

XLIT - Credit Agreement First Amendment

SCHEDULE I
To
Credit Agreement First Amendment

*    *    *    *    *    *
SCHEDULE I
To
Credit Agreement

Commitments

A. During the period from and including the Effective Date to but excluding the First Amendment Effective Date.

Lender	Commitment
Citibank, N.A.	$100,000,000

Total	$100,000,000

B. During the period from and including the First Amendment Effective Date to and including close of business on the Commitment Termination Date.

Lender	Commitment
Citibank, N.A.	$200,000,000

Total	$200,000,000